                                                                     EXHIBIT 9.3
                  AMENDED AND RESTATED VOTING TRUST AGREEMENT
                  -------------------------------------------

          THIS AMENDED AND RESTATED VOTING TRUST AGREEMENT (this "Agreement") is made on this 29th day of October, 1996, by and among Hall, Kinion & Associates, Inc., a California corporation (the "Company"), Brenda C. Hall ("Hall") and Todd
J. Kinion ("Kinion"). Hall is referred to herein as the "Voting Trustee."

          WHEREAS, Hall currently owns 3,484,254 shares of common stock of the Company (of which 960,000 shares are subject to and held in escrow as of the date hereof pursuant to that certain Pledge Agreement dated January 30, 1996 among Hall, the Company and the parties named therein) ("Hall Shares") and Kinion currently owns 2,115,100 shares of common stock of the Company (of which 640,000 shares are subject to and held in escrow as of the date hereof pursuant to that certain Pledge Agreement dated January 30, 1996 among Kinion, the Company and the parties named therein) ("Kinion Shares"). Such pledge agreements are collectively referred to herein as the "Pledge Agreements."

          WHEREAS, in connection with the sale of the Company's Series A Preferred Stock, the parties hereto entered into that certain Voting Trust Agreement dated January 30, 1996 (the "Prior Voting Trust Agreement") whereby Hall and Kinion each agreed, among other things, to place the Hall Shares and Kinion Shares, as well as all voting shares of the Company's capital stock that Hall and Kinion subsequently acquire (whether by stock dividend, stock split, recapitalization, merger, exercise of stock option or warrant, purchase or otherwise) (all such current shares and subsequently acquired shares being collectively referred to herein as the "Shares"), into the voting trust created by the Prior Voting Trust Agreement for the purpose of granting the voting trustees thereunder full power and authority to vote the Shares as specifically set forth therein.

          WHEREAS, the Company and Kinion entered into that certain Settlement Agreement and General Release dated October 29, 1996 (the "Settlement Agreement"), whereby Kinion agreed to amend the Prior Voting Agreement in order to grant Hall as Voting Trustee full power and authority to vote the Kinion Shares as specifically set forth herein.

          WHEREAS, the parties hereto now desire to terminate the Prior Voting Agreement and the voting trust established thereby, and amend and restate the Prior Voting Agreement as set forth below.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.   VOTING TRUST
               ------------

               1.1  Creation of Trust and Transfer of Shares.
                    ----------------------------------------

                    (a) There is hereby established a voting trust with respect to all of the Shares, pursuant to which the Voting Trustee shall have full power and authority to vote the Shares in accordance with the specific terms and provisions of this Agreement. The Voting Trustee shall have full power and authority to vote the Shares, pursuant to the terms of Section 2.2 hereof; provided, however, that the Voting Trustee shall not have the right to vote the Kinion Shares (and all voting shares of the Company's capital stock Kinion subsequently acquires, whether by stock dividend, stock split, recapitalization, merger, exercise of stock option or warrant, purchase or otherwise) in connection with any approval that treats Kinion in a manner adversely and differently than Hall in her position as a holder of Common Stock of the Company, and provided further that, notwithstanding the terms of Section 3 hereof, Kinion's obligation to retain the Kinion Shares pursuant to this Agreement shall terminate in the event (i) Kinion owns less than 500,000 shares of the Common Stock of the Company or (ii) Hall is not an executive officer of the Company. Hall and Kinion and each subsequent holder or transferee of the Shares shall own and hold such Shares subject to the voting trust established hereby.

                    (b) Hall and Kinion shall promptly following the execution hereof redeliver to the Company the stock certificates representing the Shares each currently holds as voting trustee under the Prior Voting Trust Agreement and hereby authorizes the Company to issue, in the name of Hall as Voting Trustee pursuant to this Agreement, new stock certificates for the same number of Hall Shares and Kinion Shares. The Voting Trustee shall hold such stock certificate for the uses and purposes specified herein and subject to the terms and conditions hereof. To the extent any additional certificates for voting securities of the Company are to be subsequently issued to Hall or Kinion with respect to the Shares, including any Shares subject to or released from the Pledge Agreements, such certificates shall be issued and delivered directly to Hall as Voting Trustee to be held for the uses and purposes hereunder.

                    (c) Should either of Hall's or Kinion's interest in this voting trust be transferred to one or more transferees, then the right, title and interest of each such transferee in and to this voting trust shall be subject to the terms and conditions of this Agreement; provided, however, that if such transfer is to a third party and is in accordance with Sections 2, 3 or 4 of the Right of Refusal and Co-Sale Agreement and Investors' Rights Agreement each dated as of on or about January 30, 1996 by and among the Company, Hall, Kinion and the Investors (as defined therein) such third party transferee shall obtain ownership of such Shares free and clear of the obligations of this Agreement. Other than as provided in this Agreement, each such transferee shall, in connection with the transfer of such interest, automatically become a party to this Agreement and be bound by all the terms and conditions of this Agreement, without any requirement that such transferee execute or deliver a duplicate of this Agreement. The stock certificate for all the Shares shall continue to be held in the name of the Voting Trustee on the books and records of the Company, and the Voting Trustee shall continue to have full power and authority to vote such Shares during the remaining term of this Agreement pursuant to the terms and conditions set forth herein.

               1.2  Trust Certificates.
                    ------------------

                    (a) Hall and Kinion shall promptly following the execution hereof deliver to the Voting Trustee the trust certificates evidencing the ownership interest of each of Hall and Kinion in the applicable Shares held in the voting trust established by the Prior Voting Trust Agreement and issued pursuant thereto.

                    (b) The Voting Trustee shall, concurrently with the receipt of the stock certificates for the Shares issued in her name as Voting Trustee in accordance with the provisions of Section 1.1(b), issue and deliver a trust certificate evidencing the ownership interest of each of Hall and Kinion in the applicable Shares held in the voting trust established by this Agreement. Upon the transfer of either Hall's or Kinion's interest in this voting trust to one or more transferees, the trust certificate evidencing such interest in the voting trust shall automatically become null and void and shall be immediately cancelled, and Hall or Kinion shall promptly surrender the cancelled trust certificate to the Voting Trustee. Upon receipt of such trust certificate, the Voting Trustee shall issue a new and separate trust certificate to each transferee to whom an interest in the voting trust is transferred which will evidence the ownership interest of such transferee in the voting trust. The issuance of a new trust certificate to a transferee shall be effected by the Voting Trustee in compliance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                    (c) Each such trust certificate shall be executed by the Voting Trustee and shall be substantially in the form of the certificate attached hereto as Exhibit A (the "Trust Certificate").

                    (d) The Voting Trustee shall issue and deliver a new Trust Certificate in replacement of any lost, stolen or destroyed Trust Certificate, or in exchange for a mutilated Trust Certificate, upon receipt of (i) satisfactory evidence of the loss, theft, destruction or mutilation of the Trust Certificate and, (ii) in the case of loss, theft or destruction, an indemnity agreement or security bond in form and substance satisfactory to the Voting Trustee.

               1.3  Dividends.
                    ---------

                    (a) In the event that any dividend or distribution on the Shares is paid in the form of voting securities of the Company, the stock certificates for such voting securities shall be issued directly to the Voting Trustee, and the Voting Trustee shall, immediately upon receipt of such stock certificates, issue an additional Trust Certificate to each holder of an outstanding Trust Certificate hereunder. The additional Trust Certificate shall evidence the incremental increase in each holder's ownership interest in the voting trust as augmented by the voting securities issued with respect to the Shares.

                    (b) In the event that any dividend or distribution on the Shares is paid in cash, such payment shall be made directly to the Voting Trustee, and the Voting Trustee shall, immediately upon receipt of such cash payment, deposit the funds in an interest bearing account maintained for the benefit of the Trust Certificate holders. The interest of each Trust Certificate holder in each cash dividend or distribution deposited into such account, together with the investment return on such deposit, shall be in the same proportion as the holder's pro rata ownership interest in this voting trust at the time of the deposit. Upon the termination of this voting trust, the account will be distributed by the Voting Trustee to the respective Trust Certificate holders who have an interest therein. Moreover, in the event the Voting Trustee determines, upon advice of counsel, that one or more cash dividends or distributions on the Shares may be distributed currently to the holders of the Trust Certificates without violation of applicable federal and state securities laws, the Voting Trustee shall effect each current distribution in lieu of deposit in the interest bearing account.

          2.   TRUSTEE POWERS AND AUTHORITY
               ----------------------------

               2.1  Administration.
                    --------------

                    (a) The Voting Trustee may adopt her own rules of procedure for the administration of the voting trust created hereby. The Voting Trustee may, at any time or from time to time, delegate the performance of any administrative duty required of the Voting Trustee hereunder to one or more appointed agents; provided, however, that in no event shall any responsibility for voting the Shares or other substantive decisions be delegated.

                    (b) All reasonable expenses paid or incurred by the Voting Trustee in the administration of the voting trust created hereby (including, without limitation, all attorney, advisor and agent fees, all taxes or other governmental charges incurred in connection with the issuance or transfer of any Trust Certificates or the issuance of any stock certificates for one or more Shares in exchange for such Trust Certificates, and the expenses of preparing and issuing the Trust Certificates) shall be borne by the Company.

               2.2  Voting of Shares.  Except as otherwise specifically provided
                    ----------------
herein, the Voting Trustee shall, throughout the term of this Agreement, possess and be entitled in its absolute discretion (without being subject to any review) to exercise, whether in person or by proxy, all rights and powers to vote the Shares for which the Voting Trustee acts as voting trustee and to consent to and approve as a shareholder each and every act of the Company in the same manner and to the same extent as if it were the absolute owner of such Shares in its own right.

               2.3  Liabilities and Expenses.
                    ------------------------

                    (a) The Voting Trustee shall, with respect to the Shares, assume no liability hereunder as shareholder of the Company, and her respective interests in the Shares hereunder shall be solely that of a voting trustee under the laws of the State of California. In voting the Shares subject to the voting trust created hereby (whether in person or by proxy), the Voting Trustee shall vote and act on all matters in the exercise of her sole discretion and shall assume no responsibility or liability with respect to any action taken by her in accordance herewith or taken in pursuance of her vote so cast. In addition, the Voting Trustee shall not incur any responsibility, whether in her capacity as Voting Trustee or otherwise, by reason of any error of fact or law, mistake in judgment, or any other matter or thing done or suffered or omitted to be done in accordance with this Agreement, except for the Voting Trustee's own gross negligence or willful misconduct.

                    (b) The duties and responsibilities of the Voting Trustee shall be limited to those expressly set forth in this Agreement and any amendment hereto executed by the Voting Trustee, and the Voting Trustee shall not be obligated to recognize any other agreement whether or not she has knowledge thereof.

                    (c) The Voting Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the stock certificates representing the Shares or any endorsement or lack of endorsement thereon or for any description therein, nor shall the Voting Trustee be responsible or liable in any manner for the identity, authority or capacity of any person executing or delivering or purporting to execute or deliver any such certificates or endorsements (the responsibility for all of which shall be that of the Company).

               2.4  Indemnification.
                    ---------------

                    (a) The Company shall indemnify and hold harmless the Voting Trustee from any and all loss, cost or expense of any kind or character whatsoever incurred in connection with this Agreement, except to the extent attributable to the gross negligence or willful misconduct of the Voting Trustee.

                    (b) The Company shall undertake, assume full responsibility for, and pay all costs and expenses of any suit, action, litigation or proceeding of any character, including any proceeding before any governmental agency, with respect to the Shares or this Agreement. Should the Voting Trustee be made a party thereto, the Company shall pay all costs and expenses (including, without limitation, attorney fees) to which the Voting Trustee may be subject by reason thereof, unless the Voting Trustee is held liable thereunder for acts of gross negligence or willful misconduct. The Voting Trustee may, at her own expense, consult with counsel of their choice in connection with any such suit, action, litigation or proceeding, and the opinion of such counsel shall provide full and complete authorization and protection to the Voting Trustee with respect to any action taken or omitted or suffered by the Voting Trustee hereunder in good faith reliance upon such opinion.

               2.5  Resignation or Removal.  Upon the death or incapacity of the
                    ----------------------
Voting Trustee, this Voting Trust shall terminate, pursuant to the terms of
Section 3 hereof and the Shares shall be distributed to the owners thereof pursuant to the terms hereof.

          3.   TERMINATION OF VOTING TRUST
               ---------------------------

               (a) Unless otherwise extended by written agreement of the parties hereto, this Agreement and the voting trust established hereby shall terminate, without any action or notice by the Voting Trustee, upon the earlier to occur of (i) January 29, 2006, (ii) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten offering of its securities to the general public, (iii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the

Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary (other than any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure).

                    (b) Upon termination of this Agreement, the Voting Trustee shall, in exchange for and upon surrender for cancellation of each Trust Certificate evidencing an ownership interest in this voting trust, deliver to the holder a stock certificate for that percentage of Shares at the time held in this voting trust which is the same as the percentage of this voting trust owned at such time by such holder, as evidenced by the Trust Certificate surrendered by such holder. Such exchange of Shares for Trust Certificates shall be effected by the Voting Trustee in compliance with an exemption from the registration requirements of the Securities Act. The Trust Certificate shall either be duly endorsed in blank by the record holder or accompanied by proper instrument of assignment and transfer duly executed in blank by such record holder. The Voting Trustee may require the record holder of such Trust Certificate to surrender the same (or may cancel such certificate) in connection with such exchange.

                    (c) In the event one or more Trust Certificates held by a transferee are to be cancelled pursuant to this Agreement, the Voting Trustee shall promptly inform the record holders of such cancellation and shall direct such holders to tender their Trust Certificates to the Voting Trustee in exchange for a stock certificate for the number of Shares to which each such holder is entitled in accordance with paragraph (b) above, but in no event shall such tender be necessary for the cancellation of such Trust Certificates to be effective.

                    (d) Upon termination of this Agreement as herein provided and delivery by the Voting Trustee of any Shares then held hereunder in exchange for or upon cancellation of all outstanding Trust Certificates as provided herein, all further obligation duties of the Voting Trustee under this Agreement shall terminate and cease to be in effect.

          4.   TRANSFER RESTRICTIONS
               ---------------------

               4.1  Limited Transferability.  Each Trust Certificate issued
                    -----------------------
pursuant to this Agreement shall be subject to the following restriction on transferability:

          NEITHER THE HOLDERS HEREOF NOR ANY TRANSFEREES SHALL SELL, ASSIGN OR TRANSFER ANY TRUST CERTIFICATE, UNLESS THE SALE, ASSIGNMENT OR TRANSFER OF THE UNDERLYING SHARES IS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, INCLUDING WITHOUT LIMITATION ALL EXEMPTIONS FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT. THE TRANSFEREE SHALL AUTOMATICALLY BECOME SUBJECT TO THE VOTING TRUST CREATED HEREBY AND SHALL, IMMEDIATELY UPON THE TRANSFER OF THE TRUST CERTIFICATE, EXECUTE A COPY OF THIS AGREEMENT AS A TRANSFEREE. IN ADDITION, EACH TRUST CERTIFICATE IS SUBJECT TO ALL OF THE TRANSFER RESTRICTIONS SET FORTH

          IN THAT CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT OF EVEN DATE HEREWITH AMONG THE COMPANY, HALL, KINION AND CERTAIN OTHER PARTIES.

               4.2  Legend.  Each Trust Certificate issued pursuant to this
                    ------
Agreement and each stock certificate representing the Shares held in this voting trust shall have printed thereon such legends as may be required by federal or California Securities laws.

          5.   MISCELLANEOUS
               -------------

               5.1  Modifications and Amendments.  This Agreement and the Right
                    ----------------------------
of First Refusal and Co-Sale Agreement and Investors' Rights Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and this Agreement may not be modified, amended or terminated (other than in accordance with its terms) except by a written agreement specifically referring to this Agreement signed by the parties hereto.

               5.2  Waivers.  No waiver of any breach or default hereunder shall
                    -------
be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               5.3  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of each party hereto and its permitted successors and assigns, whether or not such successors and assigns shall formally become a party to this Agreement and agree in writing to join herein and be bound by the terms and provisions hereof. Otherwise, this agreement shall not create any rights for the benefit of any third party.

               5.4  Titles and Subtitles.  The paragraph headings contained
                    --------------------
herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

               5.5  Cooperation.  Each party hereto shall cooperate, shall take
                    -----------
such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

               5.6  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which taken together shall be deemed one original.

               5.7  Governing Law.  The Agreement and all amendments thereof
                    -------------
shall be governed by and construed in accordance with the law of the State of California applicable to contracts made and to be performed therein.

               5.8  Specific Performance.  Without limiting the rights of each
                    --------------------
party hereto to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

               5.9  Notices.  Any notices to be given pursuant to this Agreement
                    -------
shall be in writing. Notices shall be deemed given upon personal delivery or upon deposit with the U.S. Post Office, by registered or certified mail, postage prepaid, and addressed to each party at the address set forth below its signature line on this Agreement (or on any counterpart hereof executed by such party) or to such changed address as any party may notify the others pursuant hereto, except that a notice of change of address shall not be deemed given until received.

               5.10 California Qualification Provisions.  THE ISSUANCE OF THE
                    -----------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE ISSUANCE OF SUCH SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE ISSUANCE IS SO EXEMPT.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              HALL, KINION & ASSOCIATES, INC.

                              By: /s/ Paul H. Bartlett
                                  ----------------------------------------
                              Name: /s/ Paul H. Bartlett
                                    --------------------------------------
                              Title:  President
                                     -------------------------------------

                              Address:  5300 Stevens Creek Blvd.
                                        Suite 320
                                        San Jose, CA 95129


                               /s/ Brenda C. Hall
                              --------------------------------------------
                              Brenda C. Hall

                              Address:  19050 Camino Barco
                                        Saratoga, CA 95070


                               /s/ Todd J. Kinion
                              --------------------------------------------
                              Todd J. Kinion

                              Address:  36 Playa Blvd.
                                        La Selva Beach, CA 95076

                               CONSENT OF SPOUSE

          I acknowledge that I have read the foregoing Amended and Restated Voting Trust Agreement and that I know its contents. I am aware that by its provisions my spouse agrees to grant a security interest in shares of the Company held of record by my spouse, including my community interest in such shares. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Voting Trust Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Voting Trust Agreement.




                               /s/ Virgil Hall
                              --------------------------------------------
                              (Signature)

                               CONSENT OF SPOUSE

          I acknowledge that I have read the foregoing Amended and Restated Voting Trust Agreement and that I know its contents. I am aware that by its provisions my spouse agrees to grant a security interest in shares of the Company held of record by my spouse, including my community interest in such shares. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Amended and Restated Voting Trust Agreement and that I will take no action at any time to hinder operation of, or violate, the Amended and Restated Voting Trust Agreement.




                               /s/ Patricia Kinion
                              --------------------------------------------
                              (Signature)

                                   EXHIBIT A

                               TRUST CERTIFICATE

                                    SPECIMEN

No.  _____________________

          ______________________, as the voting trustee (the "Voting Trustee") of ________ shares of the common stock (the "Shares") of Hall, Kinion & Associates, Inc. a California corporation (the "Company"), pursuant to the Amended and Restated Voting Trust Agreement dated as of October 29, 1996 (the "Agreement"), hereby acknowledges the undersigned's ownership interest in ____________ (___%) of the voting trust created by such Agreement. The Voting Trustee shall hold the stock certificate(s) for the Shares as record owner for the uses and purposes specified in the Agreement and subject to the terms and conditions thereof. The stock certificate representing _________ of the Shares are being held in escrow pursuant to that certain Pledge Agreement dated January 30, 1996 among _______, the Company and the other parties named therein (the "Pledge Agreement").

          The Voting Trustee hereby acknowledges that the undersigned shall be entitled upon the expiration of the Agreement to receive, in accordance with the terms of the Agreement, a stock certificate for that percentage of the shares of common stock at the time held in the voting trust which is the same as the percentage of this voting trust owned at such time by the undersigned, as evidenced by this certificate, subject to the terms and conditions of the Pledge Agreement. While such Agreement remains in effect, any dividends or distributions payable in cash, property or voting securities of the Company as may be collected by the Voting Trustee upon the Shares shall be held by the Voting Trustee for the benefit of the undersigned in accordance with the terms of the Agreement.

          This Trust Certificate is transferable only on the books of such Voting Trustee or its successor, and only in accordance with the terms of the Agreement, by the registered holder either in person or by its duly authorized agent, and the undersigned, by accepting this Trust Certificate, manifests its consent that such Voting Trustee or its successor may treat the undersigned as the true owner of this Trust Certificate for all purposes, except the delivery of one or more stock certificates for the Shares, which delivery shall only be made upon surrender of this Trust Certificate.

          THE SECURITIES REPRESENTED BY THIS TRUST CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) A REGISTRATION STATEMENT IN EFFECT UNDER THE ACT WITH RESPECT TO THE SECURITIES, (B) COMPLIANCE WITH RULE 144 UNDER THE ACT OR (C) AN

          OPINION OF COUNSEL SATISFACTORY TO THE VOTING TRUSTEE AND THE COMPANY THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS TRUST CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS' RIGHTS AGREEMENT, PLEDGE AGREEMENT, ESCROW AGREEMENT, RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT DATED AS OF JANUARY 30, 1996 AMONG HALL, KINION & ASSOCIATES, INC. AND CERTAIN OF ITS SECURITYHOLDERS. SUCH AGREEMENTS PROVIDE, AMONG OTHER MATTERS, FOR CERTAIN RESTRICTIONS ON OR AFFECTING THE SALE, PLEDGE OR OTHER TRANSFER OF SUCH TRUST CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          IN WITNESS WHEREOF, _____________, as Voting Trustee, has executed this Trust Certificate this ____ day of ____________, 19__.

                              --------------------------------------------


                      TRUST CERTIFICATE HOLDER ACCEPTANCE

          The undersigned does hereby, by accepting this Trust Certificate evidencing its ownership interest in _________ (___%) of the voting trust created pursuant to the Agreement covering ________ shares of common stock of Hall, Kinion & Associates, Inc., of which _______ shares are being held in escrow pursuant to the Pledge Agreement, ratify and approve the terms and provisions of such Agreement as if an original party thereto and is hereby bound, with respect to the undersigned's interest in such voting trust, by all the terms and provisions thereof.

                              By:
                              --------------------------------------------

                                      A-2